UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006
Volkswagen Public Auto Loan Securitization, LLC
Volkswagen Auto Loan Enhanced Trust 2003-1
(Exact Name of Registrant as Specified in Charter)

Delaware	333-103709 333-103709-01	83-0349353 90-6024111

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ IRS Employer Id. Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Volkswagen Auto Loan Enhanced Trust 2003-1 Servicer Certificate

Item 8.01. Other Events.
     On March 20, 2006, The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to Volkswagen Auto Loan Enhanced Trust 2003-1. A copy of this Servicer Certificate, which relates to the March 20, 2006 monthly payment and the Collection Period ended February 25, 2006, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit 99.1	Volkswagen Auto Loan Enhanced Trust 2003-1 Servicer Certificate for the Collection Period ended February 25, 2006 provided to The Bank of New York, as indenture trustee. (Filed with this report.)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: March 20, 2006	Volkswagen Public Auto Loan Securitization, LLC
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Loan Enhanced Trust 2003-1
By:	VW Credit, Inc. as Administrator

By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Volkswagen Auto Loan Enhanced Trust 2003-1 Servicer Certificate for the Collection Period ended February 25, 2006 provided to The Bank of New York, as indenture trustee. (Filed with this report.)